CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Franklin Mutual Series Fund Inc. Class A, B, C, and R Shares Prospectus and the Class Z Shares Prospectus and in the introduction and under the caption "Independent Registered Public Accounting Firm" in the Franklin Mutual Series Fund Inc. Class A, B, C, and R Shares and Class Z Shares Statements of Additional Information in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 33-18516) of Franklin Mutual Series Fund Inc. and to the incorporation by reference of our reports dated February 7, 2005 on Mutual Beacon Fund, Mutual Financial Services Fund, Mutual Qualified Fund, Mutual Shares Fund, Mutual Discovery Fund, and Mutual European Fund included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2004.



/s/ ERNST & YOUNG LLP
-----------------------
Boston, Massachusetts
February 25, 2005